NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 27,	April 28,
	2014	2013

Revenue	$1,102,787	$954,739
Cost of revenue	498,585	436,171
Gross profit	604,202	518,568
Operating expenses
Research and development	334,263	327,161
Sales, general and administrative	118,580	108,626
Total operating expenses	452,843	435,787
Operating income	151,359	82,781
Interest income	5,710	5,076
Interest expense	11,471	853
Other income, net	17,684	1,058
Income before income tax expense	163,282	88,062
Income tax expense	26,766	10,171
Net income	$136,516	$77,891

Net income per share:
Basic	$0.24	$0.13
Diluted	$0.24	$0.13

Weighted average shares used in per share computation:
Basic	559,092	616,872
Diluted	570,422	619,302

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 27,	January 26,
	2014	2014
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$4,347,817	$4,671,810
Accounts receivable, net	396,438	426,357
Inventories	393,280	387,765
Prepaid expenses and other current assets	136,263	138,779
Total current assets	5,273,798	5,624,711

Property and equipment, net	570,802	582,740
Goodwill	643,179	643,179
Intangible assets, net	277,530	296,012
Other assets	99,354	104,252
Total assets	$6,864,663	$7,250,894

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$309,008	$324,391
Accrued liabilities and other current liabilities	588,937	621,105
Total current liabilities	897,945	945,496

Long-term debt	1,363,276	1,356,375
Other long-term liabilities	419,774	475,125
Capital lease obligations, long-term	16,683	17,500

Stockholders' equity	4,166,985	4,456,398
Total liabilities and stockholders' equity	$6,864,663	$7,250,894

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 27,	January 26,	April 28,
	2014	2014	2013

GAAP gross profit	$604,202	$619,242	$518,568
GAAP gross margin	54.8%	54.1%	54.3%
Stock-based compensation expense included in cost of revenue (A)	2,919	2,777	2,653
Legal settlement	$—	$1,450	$—
Credit from a weak die/packaging material set (B)	$—	$(7,782)	$—
Non-GAAP gross profit	$607,121	$615,687	$521,221
Non-GAAP gross margin	55.1%	53.8%	54.6%

GAAP operating expenses	$452,843	$452,318	$435,787
Stock-based compensation expense included in operating expense (A)	(32,602)	(33,427)	(30,744)
Acquisition-related costs (C)	(9,441)	(9,250)	(8,861)
Other expense (D)	—	(1,845)	—
Non-GAAP operating expenses	$410,800	$407,796	$396,182

GAAP interest and other income, net	$11,923	$1,964	$5,281
Gain on sale of a non-affiliated investment	$(16,982)	$(3,074)	$—
Interest expense related to amortization of debt discount	$6,901	$4,600	$—
Non-GAAP interest and other income, net	$1,842	$3,490	$5,281

GAAP net income	$136,516	$146,917	$77,891
Total pre-tax impact of non-GAAP adjustments	34,881	42,493	42,258
Income tax impact of non-GAAP adjustments	(5,342)	(1,924)	(6,348)
Non-GAAP net income	$166,055	$187,486	$113,801

Diluted net income per share
GAAP	$0.24	$0.25	$0.13
Non-GAAP	$0.29	$0.32	$0.18

Shares used in diluted net income per share computation	570,422	577,356	619,302

Metrics:
GAAP net cash flow provided by operating activities	$151,022	$400,712	$175,650
Purchase of property and equipment and intangible assets	(29,068)	(66,374)	(65,667)
Free cash flow	$121,954	$334,338	$109,983

(A) Excludes stock-based compensation as follows:
	Three Months Ended
	April 27,	January 26,	April 28,
	2014	2014	2013
Cost of revenue	$2,919	$2,777	$2,653
Research and development	$20,494	$21,548	$21,935
Sales, general and administrative	$12,108	$11,879	$8,809

(B) Release of the remaining warranty reserve related to a weak die/packaging material set, as of January 26, 2014.

(C) Consists of amortization of acquisition-related intangible assets, transaction costs, compensation charges, and other credits related to acquisitions.

(D) Includes intangible asset write-off and legal settlement costs, net of credits.